                                                                  Exhibit (d)(6)


[LOGO]




April 1, 2005



Atlas Advisers, Inc.
794 Davis Street
San Leandro, CA  94577

Re:  Expense Limitation Agreement



This will confirm our agreement with respect to the reduction by you in the operating expenses for the various series (each a "Fund") of Atlas Funds (the "Company").

You have agreed that, during the period April 30, 2005 to April 29, 2006, you will waive investment management fees and reimburse other operating expenses of certain Funds to the extent necessary to ensure that the total operating expenses of each Fund do not exceed the percentage set forth in Exhibit A of the average daily net assets of the Fund (the "Expense Cap").

This letter supersedes all prior agreements between us with respect to such Expense Caps.

Please sign this letter below to confirm our agreement regarding this matter.


ATLAS FUNDS                                                   ATLAS INSURANCE TRUST
                                                              With Reference to Atlas Balanced
                                                                  Growth Portfolio

By:      /s/ Larry Key                                        By:      /s/ Larry Key
   --------------------------------------------------            --------------------------------
         Larry Key                                                     Larry Key
         President and Chief Operating Officer                         President and Chief Operating Officer


Agreed to this 1st day of April 2005:

ATLAS ADVISERS, INC.


By       /s/ Lezlie Iannone
         --------------------------------------------
         Lezlie Iannone
         Senior Vice President

         Atlas Advisers, Inc.  o  Atlas Funds  o  Atlas Insurance Trust

                                  APRIL 1, 2005

                                  EXHIBIT A TO
                          EXPENSE LIMITATION AGREEMENT


                                                                                  EXPENSE
                                    FUND                                        CAP SCHEDULE
                                    ----                                        ------------
      Atlas U.S. Treasury Money Fund                                               0.71%

      Atlas California Municipal Money Fund                                        0.58%

      Atlas Money Market Fund                                                      0.80%

      Atlas Value Fund                                                             1.41%

      Atlas Balanced Fund                                                          1.27%

      Atlas S&P 500 Index Fund                                                     0.61%

      Atlas American Enterprise Bond Fund                                          1.01%

      Atlas Balanced Growth Portfolio                                              0.50%


ATLAS FUNDS                                                   ATLAS INSURANCE TRUST
                                                              With Reference to Atlas Balanced
                                                                  Growth Portfolio

By:      /s/ Larry Key                                        By:      /s/ Larry Key
   --------------------------------------------------            --------------------------------------------------
         Larry Key                                                     Larry Key
         President and Chief Operating Officer                         President and Chief Operating Officer


Agreed to this 1st day of April 2005:

ATLAS ADVISERS, INC.


By:      /s/ Lezlie Iannone
   -----------------------------------------------------------
         Lezlie Iannone
         Senior Vice President